Spectral Capital Announces Projected $274,000,000 in 2025 Revenue Reported by Telvantis Voice Services, Inc. and 42 Telecom Ltd.

Seattle, WA – November 6, 2025 – Spectral Capital Corporation (OTCQB: FCCN) (“Spectral” or the “Company”) today announced projected unaudited 2025 results provided by its pending acquisition target, Telvantis Voice Services, Inc.(“Telvantis”), as well as management guidance from its recently acquired subsidiary, 42 Telecom Ltd. (“42 Telecom”).

Telvantis management has disclosed guidance for projected unaudited revenues of approximately $250 million for the full year 2025, reflecting strong enterprise demand across its global voice infrastructure and AI-integrated communications platforms. Spectral expects to close the previously announced acquisition of Telvantis on or about December 19, 2025, subject to customary closing conditions. Upon closing, Telvantis will become a wholly owned subsidiary of Spectral, and its results will be consolidated into Spectral’s financial statements beginning on that date.

In addition, 42 Telecom Ltd., which was acquired by Spectral on August 1, 2025, has provided management guidance indicating expected 2025 revenue of approximately $24 million. Consistent with U.S. GAAP purchase-accounting standards, only revenues generated after the closing date of August 1, 2025, are included in Spectral’s 2025 consolidated financial statements.

“These preliminary figures demonstrate the accelerating commercial traction across Spectral’s expanding communications and AI portfolio,” said Jenifer Osterwalder, Chief Executive Officer of Spectral Capital Corporation. “Telvantis’s expected $250 million in annual revenue and 42 Telecom’s $24 million guidance highlight the strength of the businesses we are combining. While only post-closing results are consolidated under accounting rules, these figures provide a clear picture of the scale Spectral is building as we move toward our NASDAQ uplisting.”

These results are preliminary, unaudited, and subject to change pending completion of Telvantis’s PCAOB audit and Spectral’s purchase-accounting procedures. Spectral expects to provide pro forma combined financial information for Telvantis and 42 Telecom in its upcoming filings with the U.S. Securities and Exchange Commission.

About Spectral Capital Corporation

Spectral Capital (OTCQB: FCCN) is an innovation-driven company focused on building, acquiring, and scaling products at the frontier of artificial intelligence. Spectral’s strategy combines original invention, an active pending‑patent pipeline, and disciplined productization to create durable value across enterprise and SMB markets. For more information visit Spectral Capital.

Contact:

Contact@spectralcapital.com

www.spectralcapital.com

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